Michael McConnell
Chief Financial Officer and Treasurer
503-469-4652
mmcconnell@digimarc.com

Leslie Constans
Digimarc Public Relations
503-469-4620
lconstans@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Reports Fourth Quarter and Fiscal Year 2006 Results

Digimarc cuts loss substantially and improves key financial measures of gross margin, OPEX, EPS, adjusted EBITDA and cash flow significantly from prior year

Beaverton, Ore. — March 8, 2007 — Digimarc Corporation (NASDAQ: DMRC) today announced financial results for the fourth quarter and year ended December 31, 2006.

Digimarc’s total revenue for the fiscal year ended December 31, 2006 was $104.2 million, or 3% higher as compared to $101.1 million for the prior year. The Company reported a substantially reduced loss with net loss for the year of $(11.7) million, or fully diluted net loss per share of $(0.57), nearly cutting in half a net loss of $(23.1) million, or fully diluted net loss per share of $(1.13) in 2005.

Fourth quarter revenue totaled $25.4 million, 1% higher than revenues of $25.1 million in the comparable period of 2005.The fourth quarter net loss of $(0.9) million, or $(0.04) per fully diluted share, improved more than $6 million from the net loss of $(7.5) million, or $(0.37) per fully diluted share, for the same period a year earlier.

Operating expenses for 2006 of $48.6 million were 14% lower than the $56.5 million of expenses incurred in the prior year. Fourth quarter operating expenses totaled $10.9 million, 24% lower than the $14.3 million incurred in the same period a year earlier.

Cash flow from operations for 2006 was $9.3 million, a $12.5 million improvement from the prior year. The improvement in cash flow from operations was primarily due to productivity improvements resulting from workforce restructuring and related efficiency measures.

Adjusted EBITDA for Q4 improved by more than $5 million, to $3.4 million from $(1.8) million in the corresponding quarter of 2005.  For the year, adjusted EBITDA improved by more than $9 million, to $5.7 million from $(3.4) million in 2005.  Digimarc calculates Adjusted EBITDA by adjusting net income (loss) for the effects of interest, taxes, depreciation, amortization and non-cash expenditures for stock compensation. The reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP measure, is included at the end of this release.

“The financial benefits of the strategic improvements that we implemented across the business became obvious in the second half of 2006, with key financial measures all significantly improving from prior periods,” said Bruce Davis, Chairman and CEO, Digimarc.  “We clearly articulated a path to sustained profitable growth, capitalizing on our leadership in secure identity management systems and digital watermarking, and demonstrated significant progress toward that goal. We believe that the key to doing this is to build upon our position as a trusted and responsive supplier with our customers, continue targeted R&D addressing changes in our markets, and run our business efficiently.”

Fourth quarter business highlights

•                  Achievement of 300th U.S. patent milestone, representing pioneering work in the field of digital watermarking that has real-world relevance to today’s content identification and piracy deterrence efforts.

•                  Introduction of new Digimarc Anti-Fraud Service to support driver license issuers in meeting the goal of “one driver, one license” and helping root out duplicate license fraud.

•                  Five-year extension with the Idaho Transportation Department to enhance the security of the State’s driver license and help protect citizens from identity theft and fraud.

•                  Recognized by IEEE Spectrum’s “Patent Power” survey of the world’s most valuable patent portfolios (No. 9 in the “Computer Systems and Software” category of top 10 patent portfolios).

•                  Five-year contract with the Utah Department of Public Safety Driver License Division for the supply of newly designed Utah State driver licenses and identification cards secured with leading innovations in document security.

•                  Bookings pass $100 million mark for the year.

•                  Contract amendment with the Iowa Department of Transportation for implementation of a facial recognition-based biometrics system to deter driver license fraud.

•                  Announcement of new smart card driver license option to support States with driver license upgrades in anticipation of new Federal standards for IDs used in crossing Canadian and Mexican borders.

•                  Issuance of a new Digimarc patent (U.S. Patent No. 7,095,871) that proposes a solution for identifying copyrighted content in social networks and peer-to-peer (P2P) environments.

•                  U.S. Department of Defense funding for second phase of a project that enables the Army Night Vision Electronic Sensor Directorate to use digital watermarking for more effective identification and management of video-based military intelligence.

Early first quarter business highlights

•                  Issuance of a new Digimarc patent (U.S. Patent No. 7,171,016) that proposes a solution for identifying digitally watermarked music, images or movies on multiple Internet sites, enabling a range of associated applications, including providing reports to rights holders to enable reasonable accounting for the distributed content.

•                  Licensing agreement with Card Scanning Solutions, a provider of ID scanning and verification solutions, enabling Card Scanning to offer its nearly 1,000 licensees Digimarc® IDMarc™ capabilities to authenticate U.S. driver licenses at commercial points of inspection

•                  Announcement of patent licensing agreement with USVO Inc. for use of our technology in serialization of commercially available video, pre-release video, and home marketing screening video.

Conference Call

Digimarc will hold its fourth quarter and fiscal year 2006 earnings conference call on Thursday, March 8, 2007, at 10 a.m. PT / 1 p.m. ET. The call will be open to the general public and the media, and will be broadcast live by Web cast at www.digimarc.com and www.earnings.com. At Digimarc’s Web address, the call will be available by clicking on the “Q4-Fiscal Year 2006 Earnings Release Conference Call” icon on the “Investor Relations Events” page.  This Web cast will also be available for later listening at both sites for two weeks following the live call.  Thereafter, the Web cast will be archived and available at http://www.digimarc.com/investor/events.asp.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading supplier of secure identity and media management solutions. Digimarc provides products and services that enable the annual production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 20 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with more than 300 issued U.S. patents with more than 6,000 claims, and more than 500 pending U.S. and foreign patent applications in digital watermarking, personal identification and related technologies. The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and international offices in London and Mexico. Please go to www.digimarc.com for more company information.

Securities Safe Harbor

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the Company’s achievement of sustained profitable growth in the future and the effect of the Company’s productivity improvements, as well as other statements containing the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import or statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, including but not limited to those described in the Company’s Form 10-K for the year ended December 31, 2006, in Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources” and “Factors Affecting Forward Looking Statements” and in Part II, Item 9A thereof (“Controls and Procedures”). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

###

Digimarc Corporation
Income Statement Information
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2006	2006	2005	2006	2005
Revenue:
Service	$20,458	$22,414	$21,107	$85,681	$84,691
Product and subscription	4,956	4,319	4,033	18,566	16,362
Total revenue	25,414	26,733	25,140	104,247	101,053
Cost of Revenue:
Service	13,578	15,138	17,017	60,817	61,465
Product and subscription	2,147	1,581	1,475	7,952	6,707
Total cost of revenue	15,725	16,719	18,492	68,769	68,172
Gross Profit:
Service	6,880	7,276	4,090	24,864	23,226
Product and subscription	2,809	2,738	2,558	10,614	9,655
Total gross profit	9,689	10,014	6,648	35,478	32,881
Percentage of gross profit to revenues:
Service	34%	32%	19%	29%	27%
Product and subscription	57%	63%	63%	57%	59%
Percentage of total gross profit to total revenues	38%	37%	26%	34%	33%
Operating expenses:
Sales and marketing	3,691	3,440	3,816	16,355	15,777
Research, development and engineering	1,881	2,158	3,596	10,269	13,131
General and administrative	4,418	3,684	5,654	17,484	21,524
Amortization of intangibles	511	537	738	2,171	4,035
Intellectual property	402	460	483	1,774	2,014
Restructuring charges, net	—	—	—	547	—
Total operating expenses	10,903	10,279	14,287	48,600	56,481
Operating income (loss)	(1,214)	(265)	(7,639)	(13,122)	(23,600)
Other income (expense), net	386	536	156	1,587	851
Income (loss) before provision for income taxes	(828)	271	(7,483)	(11,535)	(22,749)
Provision for income taxes	(84)	(58)	(49)	(205)	(348)
Net income (loss)	$(912)	$213	$(7,532)	$(11,740)	$(23,097)
Net income (loss) per share - basic	$(0.04)	$0.01	$(0.37)	$(0.57)	$(1.13)
Net income (loss) per share - diluted	$(0.04)	$0.01	$(0.37)	$(0.57)	$(1.13)
Weighted average shares - basic	20,692	20,670	20,522	20,649	20,485
Weighted average shares - diluted	20,692	21,470	20,522	20,649	20,485

Digimarc Corporation
Cost of Revenue
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2006	2006	2005	2006	2005
Cost of Revenue:
Variable	$7,079	$7,295	$7,075	$29,145	$28,083
Fixed field support and manufacturing	5,880	6,754	7,089	28,972	25,997
Program depreciation	2,766	2,670	4,328	10,652	14,092
Total cost of revenue	$15,725	$16,719	$18,492	$68,769	$68,172
Cost of Revenue (as a% of total revenue):
Variable	28%	28%	28%	28%	28%
Fixed field support and manufacturing	23%	25%	28%	28%	26%
Program depreciation	11%	10%	17%	10%	14%
Total cost of revenue	62%	63%	73%	66%	68%

Digimarc Corporation
Balance Sheet Information
(in thousands)
(Unaudited)

	December 31,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$23,135	$23,964
Restricted cash	378	—
Short-term investments	—	739
Total cash, cash equivalents and investments	23,513	24,703
Accounts receivable, net	14,403	15,697
Inventory, net	6,600	7,451
Other current assets	2,273	2,828
Total current assets	46,789	50,679
Restricted cash	9,560	7,279
Property and equipment, net	61,898	64,108
Intangibles, net	15,374	17,164
Other assets, net	1,010	1,009
Total assets	$134,631	$140,239
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,708	$6,722
Accrued payroll and related costs	3,894	3,731
Deferred revenue	5,050	4,769
Other current liabilities	2,258	2,032
Total current liabilities	16,910	17,254
Long-term deferred revenue, net of current	5,345	2,040
Other long-term liabilities	885	969
Total liabilities	23,140	20,263
Stockholders’ equity	111,491	119,976
Total liabilities and stockholders’ equity	$134,631	$140,239

Digimarc Corporation
Cash Flow Information
(in thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2006	2006	2005	2006	2005
Cash flows from operating activities:
Net income (loss)	$(912)	$213	$(7,532)	$(11,740)	$(23,097)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	3,385	3,406	4,984	13,320	15,665
Amortization of intangibles	511	537	738	2,171	4,035
Stock-based compensation expense	730	707	151	3,013	506
Change in allowance for doubtful accounts	18	(9)	35	(155)	25
Other non-cash charges	(117)	(213)	(53)	(403)	(64)
Changes in operating assets and liabilities:
Restricted cash	—	1,545	7	(2,659)	1,000
Trade and unbilled accounts receivable, net	551	(867)	104	1,449	(1,048)
Inventory, net	(584)	333	1,088	851	1,407
Other current assets	(210)	533	(219)	555	(1,049)
Other assets, net	(102)	32	(88)	(1)	(6)
Accounts payable	913	(2,082)	154	(1,014)	(4,702)
Accrued payroll and related costs	(201)	614	(276)	163	1,570
Deferred revenue	1,240	1,361	2,212	3,586	1,955
Other liabilities	418	85	109	182	606
Net cash provided by (used in) operating activities	5,640	6,195	1,414	9,318	(3,197)
Cash flows from investing activities:
Purchase of property and equipment and capitalized labor costs	(3,526)	(3,533)	(2,848)	(10,466)	(15,487)
Purchase of intangibles	(10)	—	—	(40)	(20)
Sale or maturity of short-term investments	44,596	29,637	47,321	136,946	180,568
Purchase of short-term investments	(43,595)	(29,637)	(41,755)	(136,207)	(156,239)
Net cash provided by (used in) investing activities	(2,535)	(3,533)	2,718	(9,767)	8,822
Cash flows from financing activities:
Issuance of common stock	129	57	237	450	448
Purchase of common stock	(208)	—	(115)	(208)	(115)
Principal payments under capital lease obligations	(142)	(166)	(132)	(622)	(483)
Net cash provided by (used in) financing activities	(221)	(109)	(10)	(380)	(150)
Net increase (decrease) in cash and cash equivalents	$2,884	$2,553	$4,122	$(829)	$5,475

Supplemental disclosure of cash flow information:
Cash paid for interest	$20	$29	$68	$93	$203
Cash paid for income taxes	$45	$23	$—	$179	$139
Supplemental disclosure of cash flow information:
Equipment acquired or exchanged under capital lease obligations	$—	$—	$139	$582	$274

Digimarc Corporation
Reconciliation of GAAP and Non-GAAP Financial Measures
Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2006	2006	2005	2006	2005
Net income (loss)	$(912)	$213	$(7,532)	$(11,740)	$(23,097)
Adjustments:
Provision for taxes	84	58	49	205	348
Interest income, net	(363)	(313)	(228)	(1,298)	(892)
Depreciation	3,385	3,406	4,984	13,320	15,665
Amortization of intangibles	511	537	738	2,171	4,035
Stock compensation	730	707	151	3,013	506
Adjusted EBITDA	$3,435	$4,608	$(1,838)	$5,671	$(3,435)

About Adjusted EBITDA

From time to time, we may refer to Adjusted EBITDA in our conference calls and discussions with analysts in connection with our historical financial results and our guidance for future periods.  Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA).  The reconciliation of GAAP and Non-GAAP Financial Measures (i) for the three- and twelve-months ended December 31, 2006 and 2005 and the three months ended September 30, 2006 is included in the above table.  Management of the Company believes that Adjusted EBITDA is helpful to investors as an indicator of the current financial performance of the Company and its capacity to fund capital expenditures and working capital requirements.  Due to the nature of the Company’s government programs business and revenue recognition policies and the Company’s use of stock-based employee compensation, the Company incurs significant non-cash charges for depreciation, amortization and stock compensation expense that may not be indicative of our operating performance from a cash perspective.  Therefore, the Company believes that providing the measure of Adjusted EBITDA will help investors better understand the Company’s underlying financial performance and ability to generate cash flow from operations.